Exhibit 23.1

Consent of Chongqing Jinmujinyang (Jiulongpo) Law Firm (a/k/a in English: Chongqing Kingmoon & Kingyang (Jiulongpo) Law Firm)

We consent to the reference to our firm in the Annual Report on Form 10-K of BIMI International Medical Inc. for the year ended December 31, 2022 with respect to our cited opinions relating to the laws of the People’s Republic of China.

By:	/s/ Tao Yang
Chongqing Jinmujinyang (Jiulongpo) Law Firm (a/k/a in English: Chongqing Kingmoon & Kingyang (Jiulongpo) Law Firm)
Chongqing, China

May 4, 2023